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                                                     EXHIBIT 4

                          AMENDMENT NO. 1
                                 TO
                    REVOLVING CREDIT AGREEMENT

	This Amendment (the "Amendment"), dated as of April 1, 1994, among Hasbro, Inc., a Rhode Island corporation (the "Borrower") and The First National Bank of Boston, The Bank of Nova Scotia, Citibank, N.A., Fleet National Bank, Continental Bank, N.A.,
Mellon Bank, N.A., Union Bank of Switzerland, Credit Lyonnais New York Branch, and The Toronto Dominion Bank (collectively, the "Banks") and The First National Bank of Boston, as agent for the Banks (the "Agent"), amends the Revolving Credit Agreement dated as of June 22, 1992, among the Borrower, the Banks and the Agent
(as so amended and as may be further amended and in effect from time to time, the "Credit Agreement"). Capitalized terms used herein unless otherwise defined shall have the meanings set forth in the Credit Agreement.

	WHEREAS, the Borrower has requested that the Banks and the Agent make certain amendments to the Credit Agreement and the Banks and the Agent are agreeable thereto upon the terms and conditions described herein; and

	WHEREAS, Credit Lyonnais New York Branch and The Toronto Dominion Bank (collectively, the "Declining Banks") have determined that they do not wish to extend the Maturity Date and agree to the requested amendments to the Credit Agreement, and the Declining Banks wish to terminate their Commitments under the Credit Agreement and to have all obligations owing to them repaid in full;

	NOW, THEREFORE, in consideration of the foregoing premises, the parties hereby agree as follows:

	1.	DEFINITIONS.  Section 1 of the Credit Agreement is
hereby amended as follows:

	1.1.COMMITMENT FEE RATE. The following new definition shall be inserted immediately after the definition of "Commitment":

"COMMITMENT FEE RATE.  (a) With respect to the Revolving
Credit Commitment Fee, effective April 1, 1994, the applicable annual percentage rate set forth in the table below opposite the Debt Ratings with respect to Long Term
Senior Debt of the Company then in effect, subject to the provisions set forth in clauses (i) through (iv) of the definition of "Margin":


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                                   APPLICABLE COMMITTMENT
          DEBT RATING                      FEE RATE
          -----------              ----------------------
  Standard &
    Poor's            Moody's
  --------            -------
A- or better          A3 or better          0.125%
BBB+                  Baa1                  0.15%
BBB                   Baa2                  0.1875%
BBB- or below         Baa3 or below         0.225%

(b) The Commitment Fee Rate will be subject to the provisions relating to Successor Rating Agency and changes in rating terminology by Standard & Poor's or Moody's as provided in the definitions of Debt Rating and Margin.

	1.2.FINAL MATURITY DATE. The definition of Final Maturity Date shall be amended by substituting the date "May 31, 1997" for the date "May 31, 1996" appearing therein.

	1.3.MARGIN.   The definition of Margin shall be amended (a)
by substituting the following table for the table appearing therein:

              "DEBT RATING                APPLICABLE MARGIN
               -----------                -----------------
                               Base                    CD
Standard &                     Rate      Eurocurrency  Rate
Poor's         Moody's         Amounts   Rate Amounts  Amounts
- ----------     -------         -------   ------------  -------
AA- or better  Aa3 or better   0%        0.30%         0.425%
A or better    A2 or better    0%        0.325%        0.45%
A-             A3              0%        0.35%         0.475%
BBB+           Baa1            0%        0.35%         0.475%
BBB            Baa2            0%        0.41%         0.535%
BBB-           Baa3            0%        0.50%         0.625%
Below BBB-     Below Baa3      The applicable Margins for Debt
                               Ratings of BBB-/Baa3 subject to
                               clause (vii) below"

	(b)	by deleting the text of clause (v) thereof and
substituting therefor the following: "notwithstanding the foregoing, at all times that the outstanding principal amount of the Loans exceeds $250,000,000 and the Debt Ratings with respect to Long Term Senior Debt of the Company are BBB+/Baa1 or below, the applicable margins with respect to Eurocurrency Rate Amounts and CD Rate Amounts will increase by 0.125%.

	(c)	by deleting the text of clause (vi) thereof and
substituting therefor the phrase "intentionally omitted".

	1.4.	DELETION OF CERTAIN DEFINITIONS.	The definitions of
"Consolidated Current Assets", Consolidated Current Liabilities",
"Consolidated Working Capital", and "Qualifying Debt to
Capitalization Ratio" shall be deleted in their entirety.

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	2.	COMMITMENT TO LEND.  Section 2.1(c) of the Credit
Agreement is hereby amended by deleting the table in said Section
2.1(c) and substituting therefor the following:

                            Amount of       Commitment
Bank                        Commitment      Percentage
- ----                        ----------      ----------
FNBB                        $100,000,000     22.7272728%
The Bank of Nova Scotia     $ 60,000,000     13.6363636%
Citibank, N.A.              $ 60,000,000     13.6363636%
Fleet National Bank         $ 60,000,000     13.6363636%
Mellon Bank, N.A.           $ 60,000,000     13.6363636%
Continental Bank, N.A.      $ 50,000,000     11.3636364%
Union Bank of Switzerland   $ 50,000,000     11.3636364%
                            ------------    -----------
                            $440,000,000    100%

	3.	REVOLVING CREDIT COMMITMENT FEE.  Section 2.9(a) of the
Credit Agreement is hereby amended by substituting the following for the first sentence of said Section 2.9(a):

"The Company agrees to pay to the Agent for the accounts of the Banks in accordance with their respective Commitment Percentages a revolving credit commitment fee ("Revolving Credit Commitment Fee") determined on a quarterly basis, with respect to the period from the Closing Date to the Final Maturity Date (or to the date of termination in full of the Commitments if earlier) at the annual rate equal to the Commitment Fee Rate from time to time in effect, calculated on the average daily unutilized portion of the Revolving Credit Commitment."

	4.	FINANCIAL STATEMENTS, CERTIFICATES AND INFORMATION.
Section 7.5(c) is hereby amended by deleting the phrase "and evidencing the Qualifying Debt to Capitalization Ratio, if any, for the applicable period" in said Section 7.5(c).

	5.	FISCAL YEAR.  Section 7.15 of the Credit Agreement is
hereby amended by inserting the following phrase immediately after "(b)" in the fifth line thereof, "in the case of a change in fiscal year where the new fiscal year end is not within 45 days of the fiscal year end specified in the first sentence of this 7.15,".

	6.	CONSOLIDATED WORKING CAPITAL.  Section 8.5 is hereby
deleted in its entirety and the phrase "intentionally omitted" is substituted therefor.

	7.	TERMINATION OF COMMITMENTS.  The Commitments of each of
The Toronto Dominion Bank and Credit Lyonnais New York Branch (the "Declining Banks") is hereby terminated, and from and after the effectiveness of this Amendment the Declining Banks shall not have any obligations under or in respect of, or be parties to, the

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Credit Agreement or any other Loan Documents, and all references to the Banks in the Loan Documents shall be deemed not to refer to the Declining Banks. The Banks, the Borrower and the Agent all consent and agree to the termination of the Commitments of the Declining Banks, and to continuing the credit under the Credit Agreement with a reduced Total Commitment as provided in Section 2.1(b) of the Credit Agreement. The Banks and the Agent acknowledge and agree that payments shall be made to the Declining Banks to satisfy all outstanding obligations of the Borrower to the Declining Banks under the Credit Agreement, including principal, interest and fees, and that such payments shall not be shared pro rata with the Remaining Banks; provided, however, that no such payment shall discharge the liability of the Borrower with respect to any of its obligations to any Declining Bank which are expressly stated to survive the termination of the Credit Agreement.

	8.	CONDITIONS TO EFFECTIVENESS.  The effectiveness of this
Amendment No. 1 shall be conditioned upon the satisfaction of the following conditions precedent:

	8.1.	DELIVERY OF DOCUMENTS.  (a) The Borrower shall have
delivered to the Agent, contemporaneously with the execution hereof, the following, in form and substance satisfactory to the
Banks:

	(i)	this Amendment signed by the Borrower;

	(ii)	certified copies of the resolutions of the Borrower
approving this Amendment No. 1 and the other documents referred to herein together with Officer's Certificates as to the incumbency and true signatures of officers; and

	(iii)	Officer's Certificates of the Borrower certifying as to
the legal existence, good standing, and qualification to do business of the Borrower.

	(b)	each Bank shall have delivered to the Agent this
Amendment, signed by such Bank.

	8.2.	LEGALITY OF TRANSACTION.  No change in applicable law
shall have occurred as a consequence of which it shall have become and continue to be unlawful on the date this Amendment is to become effective (a) for the Agent or any Bank to perform any of its obligations under any of the Loan Documents or (b) for the Borrower to perform any of its agreements or obligations under any of the Loan Documents.

	8.3.	PERFORMANCE.  The Borrower shall have duly and properly
performed, complied with and observed in all material respects its covenants, agreements and obligations contained in the Loan
Documents required to be performed, complied with or observed by it on or prior to the date this Amendment is to become effective.
No event shall have occurred on or prior to the date this Amendment is to become effective and be continuing, and no condition shall exist on the date this Amendment is to become effective which constitutes a Default or Event of Default under any of the Loan Documents.

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	8.4.	ASSIGNMENTS AND ACCEPTANCES.  (i) The Toronto Dominion
Bank ("TD") shall have assigned and sold to each of Mellon Bank, N.A. and Union Bank of Switzerland a portion of its Commitment in the amount of $10,000,000, and Mellon Bank, N.A. and Union Bank of Switzerland shall have assumed and accepted from TD, such portion of TD's interests, rights and obligations under the Credit
Agreement pursuant to Assignments and Acceptances in form satisfactory to the parties thereto, the Borrower and the Agent,
(ii) each such Assignment and Acceptance shall be in full force and effect, (iii) TD shall have delivered its Note to the Borrower for cancellation, (iv) the Borrower shall have issued to each of Mellon Bank, N.A. and Union Bank of Switzerland a Note in accordance with the terms of the Assignment and Acceptance to which such Bank is a party.

	8.5.	PROCEEDINGS AND DOCUMENTS.  All corporate, governmental
and other proceedings in connection with the transactions contemplated by this Amendment and all instruments and documents incidental thereto shall be in the form and substance reasonably satisfactory to the Agent and the Agent shall have received all such counterpart originals or certified or other copies of all such instruments and documents as the Agent shall have reasonably requested.

	9.	REPRESENTATIONS AND WARRANTIES.  The Borrower hereby
represents and warrants to the Banks as follows:

	(a)	The representations and warranties of the Borrower
contained in the Credit Agreement, as amended hereby, were true and correct in all material respects when made and continue to be true and correct in all material respects on the date hereof, except that the financial statements referred to therein shall be the financial statements of the Borrower most recently delivered to the Agent, and except as such representations and warranties are affected by the transactions contemplated hereby;

	(b)	The execution, delivery and performance by the Borrower
of this Amendment and the consummation of the transactions contemplated hereby; (i) are within the corporate powers of the Borrower and have been duly authorized by all necessary corporate action on the part of the Borrower, (ii) do not require any approval, consent of, or filing with, any governmental agency or authority, or any other person, association or entity, which bears on the validity of this Amendment and which is required by law or the regulation or rule of any agency or authority, or other person, association or entity, (iii) do not violate any provisions of any order, writ, judgment, injunction, decree, determination or award presently in effect in which the Borrower is named, or any provision of the charter documents or by-laws of the Borrower,
(iv) do not result in any breach of or constitute a default under any agreement or instrument to which the Borrower is a party or to which it or any of its properties are bound, including without limitation any indenture, loan or credit agreement, lease, debt instrument or mortgage, except for such breaches and defaults

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which would not have a material adverse effect on the Borrower and its subsidiaries taken as a whole, and (v) do not result in or require the creation or imposition of any mortgage, deed of trust, pledge or encumbrance of any nature upon any of the assets or properties of the Borrower; and

	(c)	This Amendment, the Credit Agreement as amended hereby,
and the other Loan Documents constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, provided that
(i) enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors, and
(ii) enforcement may be subject to general principles of equity, and the availability of the remedies of specific performance and injunctive relief may be subject to the discretion of the court before which any proceeding for such remedies may be brought.

	10.	NO OTHER AMENDMENTS.  Except as expressly provided in
this Amendment, all of the terms and conditions of the Credit
Agreement, the Notes and the other Loan Documents shall remain in full force and effect.

	11.	EXECUTION IN COUNTERPARTS.  This Amendment may be
executed in any number of counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, but all of which together shall constitute one instrument. In proving this Amendment, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

	12.	EFFECTIVE DATE.  Subject to the satisfaction of the
conditions precedent set forth in 8 hereof, this Amendment shall be deemed to be effective as of the date hereof.

	IN WITNESS WHEREOF, the Borrower, the Banks and the Agent have duly executed this Amendment as of the date first above written.


						HASBRO, INC.

						By:\s\ John T. O'Neill
						   -------------------------
							Title: Executive Vice
							       President and Chief
							       Financial Officer



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						THE FIRST NATIONAL BANK OF
						  BOSTON, individually and
						  as Agent

						By:\s\ Carol A. Lovell
						   -------------------------
							Title: Director


						THE BANK OF NOVA SCOTIA

						By:\s\ Terry M. Pitcher
						   -------------------------
							Title: Vice President


						CITIBANK, N.A.

						By:\s\ Robert Spence
						   -------------------------
							Title: Vice President


						FLEET NATIONAL BANK

						By:\s\ Kathleen A Fitzgerald
						   -------------------------
							Title: Vice President


						CONTINENTAL BANK, N.A.

						By:\s\ David Noda
						   -------------------------
							Title: Vice President


						MELLON BANK, N.A.

						By:\s\ Diane P. Durnin
						   -------------------------
							Title: Vice President


						UNION BANK OF SWITZERLAND

						By:\s\ Paul R. Morrisson
						   -------------------------
							Title: Assistant Vice
							       President

						By:\s\ Dieter Hoeppli
						   -------------------------
							Title: Assistant Vice
							       President



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						CREDIT LYONNAIS NEW YORK BRANCH

						By:\s\ Robert Ivosevich
						   -------------------------
							Title: Senior Vice
							       President


						THE TORONTO DOMINION BANK

						By:\s\ Jano Mott
						   -------------------------
							Title: Manager, Credit
							       Administration













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